                                                                      Exhibit 11
                                 Individual, Inc.
                      Computation of Weighted Average Shares
                     Used in Computing Loss Per Share Amounts
                                    (Unaudited)

                                                                             Primary           Fully Diluted          Pro forma
Type of Security                                                             Shares               Shares               Shares
- - -------------------------------------------------------------------        ------------       ---------------        ------------
For the three months ended March 31, 1995:
   Common stock less shares held in treasury, beginning of period           1,666,002              1,666,002          1,666,002
   Cheap stock outstanding during the period (2)                              346,210                346,210            346,210
   Weighted average common stock issued during the period                         852                    852                852
   Conversion of preferred stock and redeemable preferred stock
      into common stock (1)                                                         0                      0          7,625,210
                                                                           ------------       ---------------        ------------
        Weighted average shares of common stock outstanding                 2,013,064              2,013,064          9,638,274
                                                                           ============       ===============        ============


        Net loss per common share                                              ($0.98)                ($0.98)            ($0.17)
                                                                           ============       ===============        ============


For the three months ended March 31, 1996:
   Common stock less shares held in treasury, beginning of period           1,713,096              1,713,096          1,713,096
   Weighted average common stock issued during the period                     506,690                506,690            506,690
   Weighted average treasury stock repurchased during the period                 (476)                  (476)              (476)
   Weighted average conversion of preferred stock and redeemable
      preferred stock into common stock (1)                                   921,729                921,729          7,625,210
                                                                           ------------       ---------------        ------------
     Weighted average shares of common stock outstanding                    3,141,039              3,141,039          9,844,520
                                                                           ============       ===============        ============


     Net loss per common share                                                 ($0.95)                ($0.95)            ($0.25)
                                                                           ============       ===============        ============


(1) Upon completion of the public offering on March 20, 1996, the redeemable preferred stock and preferred stock converted to 7,625,210 shares of common stock. Accordingly, the pro forma earnings per share calculation has assumed the conversion of all shares of redeemable preferred stock and preferred stock, effected for the 3-for-2 split, at the beginning of each period presented.
(2) In accordance with the Securities and Exchange Commission, issuances of common stock and common stock equivalents, within one year to the initial filing of the registration statement, at share prices below the assumed initial public offering price of $14.00 per share (cheap stock), are considered to have been made in anticipation of the contemplated public offering. Accordingly, these stock issuances are treated as if issued and outstanding, using the treasury stock method, since the inception of the Company.

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